Exhibit 5.1

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
www.dlapiper.com

T 858.677.1400
F 858.677.1401
September 25, 2009
ADVENTRX Pharmaceuticals, Inc.
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
Ladies and Gentlemen:
We have acted as counsel to ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing of registration statement on Form S-1 originally filed on July 24, 2009, and as subsequently amended on September 3, 2009 and September 25, 2009 and as may be further amended (collectively, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s:
(i)	common stock, $0.001 par value per share (the “Common Stock”);

(ii)	convertible preferred stock, $0.001 par value per share (the “Preferred Stock”); and

(iii)	warrants representing rights to purchase Common Stock (the “Warrants”).
Collectively, the Common Stock, the Preferred Stock and the Warrants are referred to herein as the “Securities”; all of which may be issued at an aggregate initial offering price not to exceed $10,000,000.
We have been advised by the Company that:
1. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s Amended and Restated Certificate of Incorporation to be approved by the Company’s Board of Directors and stockholders, and that one or both of these documents will be filed as an exhibit to an amendment to the Registration Statement; and
2. Warrants to purchase Common Stock may be directly issued by the Company to the purchasers of such Warrants, and the particular terms of any Warrants will be set forth in the form of Common Stock Purchase Warrant (“Common Stock Purchase Warrant”)filed with an amendment to the Registration Statement.

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September 25, 2009
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In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) an amendment to the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any amendment thereto; (viii) a definitive purchase or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company has reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; and (x) the certificates representing the Securities will be duly executed and delivered.
We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:
1. The Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for consideration that the Board of Directors or such committee determines as adequate and in excess of the par value of such Common Stock (“Common Stock Authorizing Resolutions”), (ii) the terms of the offer, issuance and sale of shares of Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Common Stock Authorizing Resolutions.
2. The Preferred Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Preferred Stock in exchange for consideration that the Board of Directors or such committee determines as adequate and in excess of the par value of such Preferred Stock (“Preferred Stock Authorizing Resolutions”), (ii) the rights, preferences,

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September 25, 2009
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privileges and restrictions of the Preferred Stock have been established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company’s Board of Directors, or an amendment to the Company’s Amended and Restated Certificate of Incorporation approved by the Company’s Board of Directors and stockholders, has been duly filed with the State of Delaware, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Preferred Stock Authorizing Resolutions.
3. The Warrants will constitute valid and legally binding obligations of the Company, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Warrants in exchange for consideration that the Board of Directors or such committee determines as adequate (“Warrant Authorizing Resolutions”), which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Common Stock Purchase Warrant has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the applicable Warrant Authorizing Resolutions, (iv) the Common Stock Purchase Warrant and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned and offered, issued and sold as contemplated in the Registration Statement, the applicable Warrant Authorizing Resolutions and the Common Stock Purchase Warrant, and (vi) the Company has received the consideration provided for in the applicable Warrant Authorizing Resolutions.
The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.
We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Common Stock Purchase Warrant that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) any securities (other than shares of Common Stock) into which the Preferred Stock or the Warrants may be convertible or exercisable.

ADVENTRX Pharmaceuticals, Inc.
September 25, 2009
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In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.
Very truly yours,
/s/ DLA Piper LLP (US)
DLA Piper LLP (US)